Exhibit 99.1

MONOGRAM RESIDENTIAL TRUST Supplemental Financial Information THIRD QUARTER 2014

Table of Contents Third Quarter 2014 Forward Looking Statements 3 Financial Information Consolidated Balance Sheets 4 Proportionate Balance Sheet Information 5 Consolidated Statements of Operations 7 Funds from Operations, Core FFO and Adjusted Core Funds from Operations 8 Proportionate Operating Information and Reconciliation to FFO 9 EBITDA Reconciliation 11 Portfolio Overview Geographic Regions 12 Summary of Number of Units and Communities 13 Summary of Operating Communities 14 Summary of Proportionate Share of Notes Receivable 17 Operating Performance Consolidated Net Operating Income 18 Reconciliation of Consolidated Net Operating Income 19 Consolidated QTD Net Operating Income and Other Operating Metrics 20 Proportionate Share QTD Net Operating Income and Other Operating Metrics 21 Consolidated YTD Net Operating Income and Other Operating Metrics 22 Proportionate Share YTD Net Operating Income and Other Operating Metrics 23 Consolidated QTD and YTD Comparisons of Same Store Operating Expenses 24 Capital Deployment Summary of Developments 25 Acquisition and Disposition Summary 26 Capital Expenditures - Same Store 27 Capitalization Debt Summary 28 Sources of Funds Available 30 Equity Capitalization Preferred Stock, Common Stock and Common Stock Equivalents 31 Net Asset Value Road Map to Net Asset Value 32 Co-Investment Venture Partners Information on Joint Ventures 34 Definitions 35 © 2014 Monogram Residential Trust, Inc. 2

Forward Looking Statements Third Quarter 2014 This supplemental package contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this supplemental package is published, and which are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases and competition from other owners and operators of real estate); adverse economic or real estate developments in the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions, and the ability to refinance indebtedness as it comes due; reductions in asset valuations and related impairment charges; risks associated with downturns in foreign, domestic and local economies, changes in interest rates; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. We do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional risks and uncertainties that would cause actual results to differ materially from those presented in our forward-looking statements see our Annual Report on Form 10-K for the year ended December 31, 2013. © 2014 Monogram Residential Trust, Inc. 2

(in thousands) (unaudited) Financial Information Consolidated Balance Sheets © 2014 Monogram Residential Trust, Inc. 5 © 2014 Monogram Residential Trust, Inc. 5 Assets Real estate September 30, 2014 December 31, 2013 © 2014 Monogram Residential Trust, Inc. 5 Land $ 383,431 $ 337,295 Buildings and improvements 1,985,313 1,833,452 2,368,744 2,170,747 Less: accumulated depreciation (257,121) (195,048) Net operating real estate 2,111,623 1,975,699 Construction in progress, including land 646,606 479,214 Total real estate, net 2,758,229 2,454,913 Cash and cash equivalents 156,137 319,368 Intangibles, net 22,531 25,753 Other assets, net 109,693 98,567 Total assets $ 3,046,590 $ 2,898,601 Liabilities Mortgages and notes payable $ 1,091,873 $ 1,029,111 Credit facility payable 10,000 10,000 Construction costs payable 80,060 44,684 Accounts payable and other liabilities 28,706 30,972 Deferred revenues, primarily lease revenues, net 17,308 18,382 Distributions payable 4,936 5,023 Tenant security deposits 4,483 4,122 Total liabilities 1,237,366 1,142,294 Redeemable, noncontrolling interests 30,051 21,984 Stockholders’ Equity Preferred Stock Common stock - 17 - 17 Additional paid-in capital 1,514,910 1,508,655 Cumulative distributions and net loss (274,709) (230,554) Total equity attributable to common stockholders 1,240,218 1,278,118 Non-redeemable noncontrolling interests 538,955 456,205 Total equity 1,779,173 1,734,323 Total liabilities and equity $ 3,046,590 $ 2,898,601 © 2014 Monogram Residential Trust, Inc. 5

Financial Information
Proportionate Balance Sheet Information

(in thousands) (unaudited)

	As of September 30, 2014			
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Balance Sheet
Assets				
Operating real estate	$ 2,368,744	$ -	$ (832,048)	$ 1,536,696
Less: accumulated depreciation	(257,121)	-	92,179	(164,942)
Net operating real estate	2,111,623	-	(739,869)	1,371,754
Construction in progress, including land	646,606	-	(261,296)	385,310
Total real estate, net	2,758,229	-	(1,001,165)	1,757,064
Cash and cash equivalents	156,137	20	(18,532)	137,625
Intangibles, net	22,531	-	(7,893)	14,638
Investment in unconsolidated real estate joint venture	5,095	(5,095)	-	-
Notes receivable	59,743	2,430	(3,129)	59,044
Other assets, net	44,855	404	(14,193)	31,066
Total assets	$ 3,046,590	$ (2,241)	$ (1,044,912)	$ 1,999,437
Liabilities				
Mortgages and notes payable	$ 1,091,873	$ -	$ (446,589)	$ 645,284
Credit facility payable	10,000	-	-	10,000
Construction costs payable	80,060	-	(31,555)	48,505
Accounts payable and other liabilities	28,706	11	(8,858)	19,859
Deferred revenues, primarily lease revenues, net	17,308	34	(7,639)	9,703
Distributions payable	4,936	1	(34)	4,903
Tenant security deposits	4,483	-	(1,601)	2,882
Total liabilities	1,237,366	46	(496,276)	741,136
Redeemable, noncontrolling interests	30,051	-	(13,386)	16,665
Stockholders' Equity				
Preferred Stock	-	-	-	-
Common stock	17	-	-	17
Subsidiary preferred stock	-	12	1,406	1,418
Additional paid-in capital	1,514,910	-	-	1,514,910
Cumulative distributions and net loss	(274,709)	-	-	(274,709)
Total equity attributable to common stockholders	1,240,218	12	1,406	1,241,636
Non-redeemable noncontrolling interests	538,955	(2,299)	(536,656)	-
Total equity	1,779,173	(2,287)	(535,250)	1,241,636
Total liabilities and equity	$ 3,046,590	$ (2,241)	$ (1,044,912)	$ 1,999,437

© 2014 Monogram Residential Trust, Inc. 5

Financial Information
Proportionate Balance Sheet Information

(in thousands) (unaudited)

	As of December 31, 2013			
	Consolidated GAAP Balance Sheet	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Balance Sheet
Assets				
Operating real estate	$ 2,170,747	$ -	$ (760,619)	$ 1,410,128
Less: accumulated depreciation	(195,048)	-	69,987	(125,061)
Net operating real estate	1,975,699	-	(690,632)	1,285,067
Construction in progress, including land	479,214	-	(173,840)	305,374
Total real estate, net	2,454,913	-	(864,472)	1,590,441
Cash and cash equivalents	319,368	38	(16,668)	302,738
Intangibles, net	25,753	-	(8,106)	17,647
Investment in unconsolidated real estate joint venture	5,488	(5,488)	-	-
Notes receivable	59,001	2,846	(10,199)	51,648
Other assets, net	34,078	180	(1,055)	33,203
Total assets	$ 2,898,601	$ (2,424)	$ (900,500)	$ 1,995,677
Liabilities				
Mortgages and notes payable	$ 1,029,111	$ -	$ (407,571)	$ 621,540
Credit facility payable	10,000	-	-	10,000
Construction costs payable	44,684	-	(17,623)	27,061
Accounts payable and other liabilities	30,972	-	(6,812)	24,160
Deferred revenues, primarily lease revenues, net	18,382	64	(8,079)	10,367
Distributions payable	5,023	-	-	5,023
Tenant security deposits	4,122	-	(1,464)	2,658
Total liabilities	1,142,294	64	(441,549)	700,809
Redeemable, noncontrolling interests	21,984	-	(6,097)	15,887
Stockholders' Equity				
Preferred Stock	-	-	-	-
Common stock	17	-	-	17
Subsidiary preferred stock	-	12	851	863
Additional paid-in capital	1,508,655	-	-	1,508,655
Cumulative distributions and net loss	(230,554)	-	-	(230,554)
Total equity attributable to common stockholders	1,278,118	12	851	1,278,981
Non-redeemable noncontrolling interests	456,205	(2,500)	(453,705)	-
Total equity	1,734,323	(2,488)	(452,854)	1,278,981
Total liabilities and equity	$ 2,898,601	$ (2,424)	$ (900,500)	$ 1,995,677

© 2014 Monogram Residential Trust, Inc. 6

(in thousands, except per share amounts) (unaudited) Financial Information Consolidated Statements of Operations © 2014 Monogram Residential Trust, Inc. 7 Three Months Ended Nine Months Ended September 30, September 30, 2014 2013 2014 2013 Rental revenues Expenses: $ 53,091 $ 48,412 $ 154,320 $ 140,878 Property operating expenses 14,282 13,349 41,220 37,821 Real estate taxes 7,429 6,231 21,995 18,177 Asset management fees - 1,850 3,843 5,521 General and administrative expenses 4,486 3,652 11,396 7,870 Acquisition expenses - 3,688 (17) 3,688 Transition expenses 1,016 8,157 6,666 8,605 Investment and development expenses 375 265 840 265 Interest expense 5,068 5,875 15,339 18,597 Depreciation and amortization 24,278 22,050 70,580 63,259 Total expenses 56,934 65,117 171,862 163,803 Interest income 2,721 2,271 7,817 6,402 Loss on early extinguishment of debt - - (230) - Equity in income of investments in unconsolidated real estate joint ventures 187 449 581 810 Other income (expense) 77 (129) (45) 177 Loss from continuing operations before gain on sale of real estate (858) (14,114) (9,419) (15,536) Gain on sale of real estate - - 16,167 - Income (loss) from continuing operations (858) (14,114) 6,748 (15,536) Discontinued operations: Loss from discontinued operations - 129 - (700) Gain on sale of real estate in discontinued operations - 12,722 - 50,941 Income from discontinued operations - 12,851 - 50,241 Net income (loss) (858) (1,263) 6,748 34,705 Net income (loss) attributable to noncontrolling interests: Non-redeemable noncontrolling interests in continuing operations 241 792 (6,714) 2,983 Non-redeemable noncontrolling interests in discontinued operations - 11 - (6,905) Net income (loss) available to the Company (617) (460) 34 30,783 Dividends to preferred stockholders (2) (1) (5) (1) Net income (loss) attributable to common stockholders $ (619) $ (461) $ 29 $ 30,782 Weighted average number of common shares outstanding - basic 168,780 168,881 168,784 168,620 Weighted average number of common shares outstanding - diluted 169,028 168,881 169,015 168,620 Basic and diluted earnings (loss) per common share: Continuing operations $ 0.00 $ (0.08) $ 0.00 $ (0.07) Discontinued operations 0.00 0.08 0.00 0.26 Basic and diluted earnings (loss) per common share $ 0.00 $ 0.00 $ 0.00 $ 0.19 © 2014 Monogram Residential Trust, Inc. 7

Financial Information

Funds from Operations ("FFO"), Core FFO and Adjusted Core Funds from Operations ("AFFO")

(in thousands, except per share amounts) (unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
FFO:				
Net income (loss) attributable to common stockholders	$ (619)	$ (461)	$ 29	$ 30,782
Add (deduct) NAREIT defined adjustments - our share:				
Real estate depreciation and amortization	15,168	13,857	44,316	40,638
Gain on sale of real estate	-	(12,788)	(8,964)	(43,084)
FFO	14,549	608	35,381	28,336
Add (deduct) adjustments to arrive at Core FFO - our share:				
Loss on early extinguishment of debt	-	-	128	32
Transition expenses	1,016	8,157	6,666	8,605
Loss on derivative fair value adjustment	13	171	179	(51)
Acquisition expenses (including start up expenses)	69	3,703	53	3,703
Contingent purchase price adjustment	-	-	250	-
Core FFO	15,647	12,639	42,657	40,625
Add (deduct) adjustments to arrive at Adjusted Core FFO ("AFFO") - our share:				
Recurring capital expenditures	(368)	(397)	(973)	(1,094)
Straight-line rents	67	125	333	378
Stock compensation expense	217	-	596	-
AFFO	$ 15,563	$ 12,367	$ 42,613	$ 39,909
Weighted average number of common shares outstanding - basic	168,780	168,881	168,784	168,620
Weighted average number of common shares outstanding - diluted	169,028	168,881	169,015	168,620
Per common share amounts - basic and diluted:				
Net (income) loss attributable to common stockholders	$ 0.00	$ 0.00	$ 0.00	$ 0.19
FFO	$ 0.09	$ 0.00	$ 0.21	$ 0.17
Core FFO	$ 0.09	$ 0.07	$ 0.25	$ 0.24
AFFO	$ 0.09	$ 0.07	$ 0.25	$ 0.24

© 2014 Monogram Residential Trust, Inc. 8

Financial Information
Proportionate Operating Information and Reconciliation to FFO

(in thousands, except per share amounts) (unaudited)

	Three Months Ended September 30, 2014				Three Months Ended September 30, 2013			
	Consolidated Amount	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Amount
Rental revenues	$ 53,267	$ -	$ (18,372)	$ 34,895	$ 48,647	$ -	$ (17,084)	$ 31,563
Property operating expenses:								
Property operating expenses (including real estate taxes)	20,079	-	(6,928)	13,151	17,769	-	(5,929)	11,840
Net operating income	33,188	-	(11,444)	21,744	30,878	-	(11,155)	19,723
Fee income:								
Asset management fees	-	-	399	399	-	-	167	167
Property management fees	-	-	674	674	-	-	-	-
Total fee income	-	-	1,073	1,073	-	-	167	167
Other:								
General and administrative expenses	(4,323)	(7)	197	(4,133)	(3,652)	(3)	(26)	(3,681)
Corporate property management expenses	(1,490)	-	4	(1,486)	(1,795)	-	629	(1,166)
Asset management fees	-	-	-	-	(1,850)	-	-	(1,850)
Acquisition expenses (including start up expenses)	(89)	-	20	(69)	(3,703)	-	-	(3,703)
Transition expenses	(1,016)	-	-	(1,016)	(8,157)	-	-	(8,157)
Straight-line rents	(176)	-	109	(67)	(235)	-	110	(125)
Stock compensation expense	(217)	-	-	(217)	-	-	-	-
Investment and development expenses	(375)	-	153	(222)	(265)	-	-	(265)
Interest expense	(5,068)	-	1,836	(3,232)	(5,875)	-	3,241	(2,634)
Interest income	2,721	102	(181)	2,642	2,271	287	(5)	2,553
Equity in income of investments in unconsolidated real estate joint ventures	187	(187)	-	-	449	(449)	-	-
Derivative fair value adjustment	(13)	-	-	(13)	(179)	-	9	(170)
Other income (expense)	90	10	70	170	49	10	(102)	(43)
Dividends to preferred stockholders	(79)	(1)	35	(45)	(49)	(1)	22	(28)
Depreciation and amortization related to non-real estate assets	(737)	-	157	(580)	(491)	-	89	(402)
Discontinued operations, net of non-FFO items	-	-	-	-	389	-	-	389
Total other adjustments	(10,585)	(83)	2,400	(8,268)	(23,093)	(156)	3,967	(19,282)
FFO	$ 22,603	$ (83)	$ (7,971)	$ 14,549	$ 7,785	$ (156)	$ (7,021)	$ 608

Note: Certain amounts from the consolidated financial statements differ from the consolidated amounts above due to non-FFO items or reclassifications (e.g., straight-line rents, corporate property management expenses, stock compensation expense, etc.)

© 2014 Monogram Residential Trust, Inc. 9

Financial Information

Proportionate Operating Information and Reconciliation to FFO

(in thousands, except per share amounts) (unaudited)

	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013			
	Consolidated Amount	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Amount	Consolidated Amount	Proportionate Share of Unconsolidated Joint Venture	Noncontrolling Interests	Proportionate Amount
Rental revenues	$ 154,978	$ -	$ (53,086)	$ 101,892	$ 141,581	$ -	$ (50,326)	$ 91,255
Property operating expenses:								
Property operating expenses (including real estate taxes)	57,479	-	(19,636)	37,843	50,729	-	(17,466)	33,263
Net operating income	97,499	-	(33,450)	64,049	90,852	-	(32,860)	57,992
Fee income:								
Asset management fees	-	-	1,101	1,101	-	-	167	167
Property management fees	-	-	674	674	-	-	-	-
Disposition fees	-	-	118	118	-	-	-	-
Total fee income	-	-	1,893	1,893	-	-	167	167
Other:								
General and administrative expenses	(10,854)	(25)	547	(10,332)	(7,870)	(10)	246	(7,634)
Corporate property management expenses	(5,572)	-	1,401	(4,171)	(5,254)	-	1,869	(3,385)
Asset management fees	(3,843)	-	-	(3,843)	(5,521)	-	(26)	(5,547)
Acquisition expenses (including start up expenses)	(95)	-	43	(52)	(3,703)	-	-	(3,703)
Transition expenses	(6,666)	-	-	(6,666)	(8,605)	-	-	(8,605)
Straight-line rents	(658)	-	325	(333)	(703)	-	324	(379)
Stock compensation expense	(596)	-	-	(596)	-	-	-	-
Investment and development expenses	(840)	-	283	(557)	(265)	-	-	(265)
Interest expense	(15,339)	-	5,559	(9,780)	(18,597)	-	9,890	(8,707)
Interest income	7,817	321	(511)	7,627	6,402	638	(10)	7,030
Loss on early extinguishment of debt	(230)	-	102	(128)	(839)	-	807	(32)
Equity in income of investments in unconsolidated real estate joint ventures	581	(581)	-	-	810	(810)	-	-
Contingent purchase price adjustment	(250)	-	-	(250)	-	-	-	-
Derivative fair value adjustment	(194)		15	(179)	55	-	(4)	51
Other income (expense)	401	29	(82)	348	123	29	-	152
Dividends to preferred stockholders	(233)	(3)	104	(132)	(151)	(3)	70	(84)
Depreciation and amortization related to non-real estate assets	(1,903)	-	386	(1,517)	(1,428)	-	230	(1,198)
Discontinued operations, net of non-FFO items	-	-	-	-	3,415	-	(932)	2,483
Total other adjustments	(38,474)	(259)	8,172	(30,561)	(42,131)	(156)	12,464	(29,823)
FFO	$ 59,025	$ (259)	$ (23,385)	$ 35,381	$ 48,721	$ (156)	$ (20,229)	$ 28,336

Note: Certain amounts from the consolidated financial statements differ from the consolidated amounts above due to non-FFO items or reclassifications (e.g., straight-line rents, corporate property management expenses, stock compensation expense, etc.).

© 2014 Monogram Residential Trust, Inc.
10

(in thousands) (unaudited) Financial Information EBITDA Reconciliation Three Months Ended Nine Months Ended September 30, September 30, 2014 2013 2014 2013 Reconciliation of loss from continuing operations to Adjusted EBITDA: Loss from continuing operations before gain on sale of real estate - Consolidated $ (858) $ (14,114) $ (9,419) $ (15,536) Depreciation and amortization 24,278 22,050 70,580 63,259 Interest expense 5,068 5,875 15,339 18,597 Loss on early extinguishment of debt - - 230 839 Acquisition expenses - 3,688 (17) 3,688 Transition expenses 1,016 8,157 6,666 8,605 Contingent purchase price adjustment - - 250 - Loss on derivative fair value adjustment 13 179 194 (55) Adjusted EBITDA - Consolidated $ 29,517 $ 25,835 $ 83,823 $ 79,397 L oss from continuing operations before gain on sale of real estate - Proportio nate Share $ (617) $ (13,322) $ (8,931) $ (12,553) Depreciation and amortization 15,881 14,317 46,285 39,943 Interest expense 3,232 2,634 9,780 8,707 Loss on early extinguishment of debt - - 128 32 Acquisition expenses - 3,688 (17) 3,688 Transition expenses 1,016 8,157 6,666 8,605 Contingent purchase price adjustment - - 250 - Loss on derivative fair value adjustment 13 170 179 (51) Adjusted EBITDA - Proportionate Share $ 19,525 $ 15,644 $ 54,340 $ 48,371 © 2014 Monogram Residential Trust, Inc. 11

Portfolio Overview Geographic Regions as of September 30, 2014 Northern California 5 / 2 Mid-West 1 / 0 New England 3 / 2 Mountain 5 / 1 Georgia 1 / 1 Mid-Atlantic 5 / 2 Southern California 4 / 3 Operating (33 communities) Development (19 communities) Texas 6 / 6 Florida 3 / 2 (Note: Excludes 4 debt investments) © 2014 Monogram Residential Trust, Inc. 12

Portfolio Overview
Summary of Number of Units and Communities

	Total Units		Total Communities	
	September 30, 2014	December 31, 2013	September 30, 2014	December 31, 2013
Equity Investments:				
Stabilized				
Wholly owned	1,971	1,769	7	6
Consolidated joint ventures	7,182	7,190	26	26
Total Stabilized	9,153	8,959	33	32
Lease up (including operating communities and developments in lease up)				
Wholly owned	-	202	-	1
Consolidated joint ventures	1,476	180	6	1
Total Lease up (including developments in lease up)	1,476	382	6	2
Developments under Construction and Pre-development				
Wholly Owned	-	-	-	-
Consolidated joint ventures	3,984	4,827	12	16
Total Developments under Construction and Pre-development	3,984	4,827	12	16
Land Held for Future Development				
Consolidated Joint Venture	N/A	N/A	1	1
Total Communities - Equity Investments	**14,613**	**14,168**	**52**	**51**
Debt Investments:				
Mezzanine Loans - Development/Lease up/Stabilized				
Wholly Owned	1,069	1,069	3	3
Unconsolidated joint venture	444	444	1	1
Total Communities - Debt Investments	**1,513**	**1,513**	**4**	**4**
Total Communities - Equity and Debt Investments	**16,126**	**15,681**	**56**	**55**
Total Wholly Owned	3,040	3,040	10	10
Total Consolidated Joint Ventures	12,642	12,197	45	44
Total Unconsolidated Joint Ventures	444	444	1	1
Total Communities - Equity and Debt Investments	**16,126**	**15,681**	**56**	**55**

© 2014 Monogram Residential Trust, Inc. 13

Portfolio Overview

Summary of Operating Communities

as of September 30, 2014

	Location	Current Effective Ownership	Year Built	Units	Percentage of Portfolio Based on NOI
Same Store Communities:					
Consolidated joint ventures					
The District Universal Boulevard	Orlando, FL	55%	2009	425	
Satori	Fort Lauderdale, FL	52%	2010	279	
Florida Totals				**704**	**7.3%**
Wholly owned					
The Reserve at La Vista Walk	Atlanta, GA	100%	2008	283	
Georgia Totals				**283**	**2.6%**
Consolidated joint ventures					
55 Hundred	Arlington, VA	55%	2010	234	
Bailey's Crossing	Alexandria, VA	55%	2010	414	
Burrough's Mill	Cherry Hill, NJ	55%	2004	308	
The Cameron	Silver Spring, MD	55%	2010	325	
The Lofts at Park Crest	McLean, VA	55%	2008	131	
Mid-Atlantic Totals				**1,412**	**19.3%**
Wholly owned					
Burnham Pointe	Chicago, IL	100%	2008	298	
Mid-West Totals				**298**	**5.1%**
Consolidated joint ventures					
4550 Cherry Creek	Denver, CO	55%	2004	288	
7166 at Belmar	Lakewood, CO	55%	2008	308	
Skye 2905	Denver, CO	55%	2010	400	
The Venue	Clark County, NV	55%	2009	168	
Veritas	Henderson, NV	52%	2011	430	
Mountain Totals				**1,594**	**16.2%**
Wholly owned					
Pembroke Woods	Pembroke, MA	100%	2006	240	
Consolidated joint ventures					
Stone Gate	Marlborough, MA	55%	2007	332	
West Village	Mansfield, MA	55%	2008	200	
New England Totals				**772**	**8.1%**

(Table continued on next page)

© 2014 Monogram Residential Trust, Inc. 14

Portfolio Overview Summary of Operating Communities as of September 30, 2014 Sam Location Current Effective Ownership Year Built Units Percentage of Portfolio Based on NOI e Store Communities (continued): Wholly owned Acappella San Bruno, CA 100% 2010 163 Acacia on Santa Rosa Creek Santa Rosa, CA 55% 2003 277 Argenta San Francisco, CA 55% 2008 179 Renaissance Concord, CA 55% 2008 132 Consolidated joint ventures Northern California Totals 751 13.1% Consolidated joint ventures Calypso Apartments and Lofts Irvine, CA 55% 2008 177 Forty55 Lofts Marina del Rey, CA 55% 2010 140 The Gallery at NoHo Commons Los Angeles, CA 55% 2008 438 San Sebastian Laguna Woods, CA 55% 2010 134 Southern California Totals 889 13.4% Wholly owned Uptown Post Oak Houston, TX 100% 2008 392 Consolidated joint ventures Briar Forest Lofts Houston, TX 55% 2008 352 Eclipse Houston, TX 55% 2009 330 Fitzhugh Urban Flats Dallas, TX 55% 2008 452 Grand Reserve Dallas, TX 74% 2009 149 Texas Totals 1,675 14.9% Total Same Store Communities 2008 8,378 100% Stabilized / Non-Comparable Communities: Consolidated joint venture The Franklin Delray Delray Beach, FL 55% 2013 180 Florida Totals 180 Wholly owned Vara San Francisco, CA 100% 2013 202 Northern California Totals 202 Wholly owned Allegro (1) Addison, TX 100% 2010 393 Texas Totals 393 Total Stabilized / Non-Comparable Communities 2012 775 (Table continued on next page) © 2014 Monogram Residential Trust, Inc. 16

Portfolio Overview Summary of Operating Communities as of September 30, 2014 Portfolio Overview Summary of Operating Communities as of September 30, 2014 Location Current Effective Ownership Year Built Units Percentage of Portfolio Based on NOI © 2014 Monogram Residential Trust, Inc. 16 Lease Up (including operating communities and developments in lease up) Consolidated joint venture Wakefield, MA 55% 2014 186 Everly New England Totals 2014 186 Consolidated joint ventures Costa Mesa, CA 100% 2014 113 Blue Sol Southern California Totals 2014 113 Consolidated joint ventures 4110 Fairmount Dallas, TX 55% 2014 299 Allusion West University Houston, TX 55% 2014 231 Arpeggio Victory Park Dallas, TX 55% 2014 377 Muse Museum District Houston, TX 55% 2014 270 Texas Totals 2014 1,177 Total Lease up Communities 2014 1,476 Total Operating Communities 2010 10,629 (1) During 2013, we completed the development of the second phase of Allegro which added an additional 121 units. The property was initially completed in 2010. © 2014 Monogram Residential Trust, Inc. 16

(dollars in thousands) (unaudited) Portfolio Overview Summary of Proportionate Share of Notes Receivable as of September 30, 2014 © 2014 Monogram Residential Trust, Inc. 19 Community Location Ownership Proportionate Share Contractual Principal Balance (1) Proportionate Share Contractual Accrued Interest Maturity Date Interest Rate (2) Jefferson at One Scottsdale Scottsdale, AZ 100% $ 22,712 $ 4,730 12/7/2015 14.5% Kendall Square Miami Dade County, FL 100% 12,300 1,895 1/16/2016 15.0% Jefferson Center Richardson, TX 100% 14,989 741 9/4/2016 15.0% Jefferson Creekside Allen, TX 55.5% 7,837 1,191 8/15/2015 14.5% Our Proportionate Share $ 57,838 $ 8,557 14.7% (1) Excludes certain GAAP consolidated costs, primarily related to accrued interest (shown separately), deferred income and loan origination costs. (2) The interest rate is calculated on a weighted average based on the contractual principal balance including only recurring interest. Excluded from the interest rate are fees paid at initial closing or final payment. © 2014 Monogram Residential Trust, Inc. 19

Operating Performance
Consolidated Net Operating Income

(dollars in thousands) (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2014	2013	Growth	2014	2013	Growth
Rental revenue						
Same Store	$ 46,336	$ 45,276	2.3%	$ 137,369	$ 133,272	3.1%
Property sold in 2014	-	924	N/A	355	2,682	N/A
2013 acquisition	1,947	639	N/A	5,914	639	N/A
Developments	4,808	1,573	N/A	10,681	4,285	N/A
Total rental revenue	**53,091**	**48,412**	**9.7%**	**154,319**	**140,878**	**9.5%**
Property operating expenses, including real estate taxes						
Same Store	16,430	16,195	1.5%	48,621	47,265	2.9%
Property sold in 2014	-	288	N/A	180	873	N/A
2013 acquisition	668	557	N/A	1,959	558	N/A
Developments	3,070	744	N/A	6,830	2,048	N/A
Total property operating expenses, including real estate taxes	**20,168**	**17,784**	**13.4%**	**57,590**	**50,744**	**13.5%**
NOI						
Same Store	29,906	29,081	2.8%	88,748	86,007	3.2%
Property sold in 2014	-	636	N/A	175	1,809	N/A
2013 acquisition	1,279	82	N/A	3,955	81	N/A
Developments	1,738	829	N/A	3,851	2,237	N/A
Total NOI	**$ 32,923**	**$ 30,628**	**7.5%**	**$ 96,729**	**$ 90,134**	**7.3%**
Number of operating communities (including Lease ups) as of September 30						
Same Store	30	30	-			
Property sold in 2014	-	1	(1)			
2013 acquisition	1	1	-			
Developments	8	2	6			
Total operating communities	**39**	**34**	**5**			

© 2014 Monogram Residential Trust, Inc. 18

Operating Performance
Reconciliation of Consolidated Net Operating Income

(in thousands) (unaudited)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
Reconciliation of income (loss) from continuing operations to Same Store Net Operating Income:				
Income (loss) from continuing operations	$ (858)	$ (14,114)	$ 6,748	$ (15,536)
Adjustments to reconcile income (loss) from continuing operations to Net Operating Income:				
Corporate property management expenses	1,544	1,795	5,626	5,255
General and administrative expenses	4,486	3,652	11,396	7,870
Asset management fees	-	1,850	3,843	5,521
Acquisition expenses	-	3,688	(17)	3,688
Transition expenses	1,016	8,157	6,666	8,605
Interest expense	5,068	5,875	15,339	18,597
Depreciation and amortization	24,278	22,050	70,580	63,259
Interest income	(2,721)	(2,271)	(7,817)	(6,402)
Gain on sale of real estate	-	-	(16,167)	-
Loss on early extinguishment of debt	-	-	230	-
Other, net	110	(54)	302	(723)
Net Operating Income	32,923	30,628	96,729	90,134
Less: non-comparable				
Rental revenue	(6,755)	(3,136)	(16,951)	(7,606)
Property operating expenses, including real estate taxes	3,738	1,589	8,970	3,479
Same Store Net Operating Income	$ 29,906	$ 29,081	$ 88,748	$ 86,007

© 2014 Monogram Residential Trust, Inc. 19

Operating Performance

Consolidated QTD Net Operating Income and Other Operating Metrics

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income			Operating Margin		Occupancy		Monthly Rental Rate Per Unit	
	QTD 3Q 2014	QTD 3Q 2013	% Change	QTD 3Q 2014	QTD 3Q 2013	% Change	QTD 3Q 2014	QTD 3Q 2013	% Change	QTD 3Q 2014	QTD 3Q 2013	QTD 3Q 2014	QTD 3Q 2013	QTD 3Q 2014	QTD 3Q 2013
Consolidated															
Same Store															
Florida	$ 3,420	$ 3,345	2.2%	$ 1,284	$ 1,199	7.1%	$ 2,136	$ 2,146	-0.5%	62.5%	64.2%	92.8%	92.2%	$ 1,549	$ 1,523
Georgia	1,311	1,253	4.6%	518	512	1.2%	793	741	7.0%	60.5%	59.1%	94.7%	96.5%	1,391	1,329
Mid-Atlantic	8,964	9,088	-1.4%	3,302	2,984	10.7%	5,662	6,104	-7.2%	63.2%	67.2%	93.6%	94.2%	1,947	1,989
Mid-West	2,348	2,276	3.2%	766	937	-18.2%	1,582	1,339	18.1%	67.4%	58.8%	94.3%	93.0%	2,274	2,262
Mountain	7,162	6,862	4.4%	2,235	2,261	-1.1%	4,927	4,601	7.1%	68.8%	67.1%	95.9%	93.2%	1,400	1,361
New England	3,760	3,626	3.7%	1,283	1,326	-3.2%	2,477	2,300	7.7%	65.9%	63.4%	93.9%	96.1%	1,571	1,519
Northern California	5,824	5,440	7.1%	1,842	1,769	4.1%	3,982	3,671	8.5%	68.4%	67.5%	95.5%	95.1%	2,455	2,326
Southern California	5,939	5,745	3.4%	1,986	1,917	3.6%	3,953	3,828	3.3%	66.6%	66.6%	95.7%	96.5%	2,099	2,015
Texas	7,608	7,641	-0.4%	3,214	3,290	-2.3%	4,394	4,351	1.0%	57.8%	56.9%	93.0%	95.3%	1,499	1,455
Total Same Store	**46,336**	**45,276**	**2.3%**	**16,430**	**16,195**	**1.5%**	**29,906**	**29,081**	**2.8%**	**64.5%**	**64.2%**	**94.3%**	**94.6%**	**1,740**	**1,701**
Stabilized Non-Comparable															
Florida	982	43	N/A	334	110	N/A	648	(67)	N/A	66.0%	N/A	98.3%	N/A	1,683	N/A
Northern California	1,947	639	N/A	668	557	N/A	1,279	82	N/A	65.7%	N/A	96.0%	N/A	3,156	N/A
Texas	1,802	1,532	N/A	658	625	N/A	1,144	907	N/A	63.5%	N/A	92.6%	N/A	1,590	N/A
Total Stabilized Non-Comparable	**4,731**	**2,214**	**114%**	**1,660**	**1,292**	**28%**	**3,071**	**922**	**233%**	**64.9%**	N/A	**94.8%**	N/A	**2,020**	N/A
Lease up (includes operating and development communities)															
New England	1	-	N/A	87	-	N/A	(86)	-	N/A	N/A	N/A	1.1%	N/A	N/A	N/A
Southern California	3	-	N/A	85	-	N/A	(82)	-	N/A	N/A	N/A	16.0%	N/A	N/A	N/A
Texas	2,020	-	N/A	1,803	-	N/A	217	-	N/A	N/A	N/A	58.0%	N/A	N/A	N/A
Total Lease up	**2,024**	-	N/A	**1,975**	-	N/A	**49**	-	N/A	N/A	N/A	**50.2%**	N/A	N/A	N/A
Acquisitions, Dispositions and Developments	-	**922**	N/A	**103**	**297**	N/A	**(103)**	**625**	N/A						
Total Portfolio	**$ 53,091**	**$ 48,412**	**9.7%**	**$ 20,168**	**$ 17,784**	**13.4%**	**$ 32,923**	**$ 30,628**	**7.5%**						

Note: Certain amounts from the Proportionate Operating Information and FFO differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rents and start up expenses).

© 2014 Monogram Residential Trust, Inc. 20

Operating Performance

Proportionate Share QTD Net Operating Income and Other Operating Metrics

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income			Operating Margin		Occupancy		Monthly Rental Rate Per Unit	
	QTD 3Q 2014	QTD 3Q 2013	% Change	QTD 3Q 2014	QTD 3Q 2013	% Change	QTD 3Q 2014	QTD 3Q 2013	% Change	QTD 3Q 2014	QTD 3Q 2013	QTD 3Q 2014	QTD 3Q 2013	QTD 3Q 2014	QTD 3Q 2013
Proportionate Share															
Same Store															
Florida	$ 1,891	$ 1,850	2.2%	$ 710	$ 663	7.1%	$ 1,181	$ 1,187	-0.5%	62.5%	64.2%	92.8%	92.2%	$ 1,549	$ 1,523
Georgia	1,311	1,253	4.6%	518	512	1.2%	793	741	7.0%	60.5%	59.1%	94.7%	96.5%	1,391	1,329
Mid-Atlantic	4,948	5,016	-1.4%	1,822	1,646	10.7%	3,126	3,370	-7.2%	63.2%	67.2%	93.6%	94.2%	1,947	1,989
Mid-West	2,348	2,276	3.2%	766	937	-18.2%	1,582	1,339	18.1%	67.4%	58.8%	94.3%	93.0%	2,274	2,262
Mountain	3,949	3,784	4.4%	1,233	1,247	-1.1%	2,716	2,537	7.1%	68.8%	67.0%	95.9%	93.2%	1,400	1,361
New England	2,578	2,485	3.7%	891	927	-3.9%	1,687	1,558	8.3%	65.4%	62.7%	93.9%	96.1%	1,571	1,519
Northern California	3,811	3,557	7.1%	1,210	1,156	4.7%	2,601	2,401	8.3%	68.2%	67.5%	95.5%	95.1%	2,455	2,326
Southern California	3,269	3,162	3.4%	1,093	1,055	3.6%	2,176	2,107	3.3%	66.6%	66.6%	95.7%	96.5%	2,099	2,015
Texas	5,280	5,322	-0.8%	2,210	2,281	-3.1%	3,070	3,041	1.0%	58.1%	57.1%	93.0%	95.3%	1,499	1,455
Total Same Store	**29,385**	**28,705**	**2.4%**	**10,453**	**10,424**	**0.3%**	**18,932**	**18,281**	**3.6%**	**64.4%**	**63.7%**	**94.3%**	**94.6%**	**$ 1,740**	**$ 1,701**
Stabilized Non-Comparable															
Florida	545	24	N/A	185	61	N/A	360	(37)	N/A	66.1%	N/A	98.3%	N/A	$ 1,683	N/A
Northern California	1,947	639	N/A	669	557	N/A	1,278	82	N/A	65.6%	N/A	96.0%	N/A	3,156	N/A
Texas	1,802	1,533	N/A	658	625	N/A	1,144	908	N/A	63.5%	N/A	92.6%	N/A	1,590	N/A
Total Stabilized Non-Comparable	**4,294**	**2,196**	**96%**	**1,512**	**1,243**	**22%**	**2,782**	**953**	**192%**	**64.8%**	N/A	**94.8%**	N/A	**$ 2,020**	N/A
Lease up (includes operating and development communities)															
New England	-	-	N/A	48	-	N/A	(48)	-	N/A	N/A	N/A	1.1%	N/A	N/A	N/A
Southern California	4	-	N/A	85	(1)	N/A	(81)	1	N/A	N/A	N/A	16.0%	N/A	N/A	N/A
Texas	1,119	-	N/A	999	(5)	N/A	120	5	N/A	N/A	N/A	58.0%	N/A	N/A	N/A
Total Lease up	**1,123**	**-**	**N/A**	**1,132**	**(6)**	**N/A**	**(9)**	**6**	**N/A**	N/A	N/A	**50.2%**	N/A	N/A	N/A
Acquisitions, Dispositions and Developments	**26**	**537**	**N/A**	**74**	**179**	**N/A**	**(48)**	**358**	**N/A**						
Total Portfolio	**$ 34,828**	**$ 31,438**	**10.8%**	**$ 13,171**	**$ 11,840**	**11.2%**	**$ 21,657**	**$ 19,598**	**10.5%**						

Note: Certain amounts from the Proportionate Operating Information and FFO differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rents and start up expenses).

© 2014 Monogram Residential Trust, Inc. 21

Operating Performance

Consolidated YTD Net Operating Income and Other Operating Metrics

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income			Operating Margin		Occupancy		Monthly Rental Rate Per Unit	
	YTD 3Q 2014	YTD 3Q 2013	% Change	YTD 3Q 2014	YTD 3Q 2013	% Change	YTD 3Q 2014	YTD 3Q 2013	% Change	YTD 3Q 2014	YTD 3Q 2013	YTD 3Q 2014	YTD 3Q 2013	YTD 3Q 2014	YTD 3Q 2013
Consolidated															
Same Store															
Florida	$ 10,234	$ 10,047	1.9%	$ 3,759	$ 3,676	2.3%	$ 6,475	$ 6,371	1.6%	63.3%	63.4%	92.8%	92.2%	$ 1,549	$ 1,523
Georgia	3,837	3,632	5.6%	1,502	1,453	3.4%	2,335	2,179	7.2%	60.9%	60.0%	94.7%	96.5%	1,391	1,329
Mid-Atlantic	26,977	26,972	0.0%	9,842	9,198	7.0%	17,135	17,774	-3.6%	63.5%	65.9%	93.6%	94.2%	1,947	1,989
Mid-West	6,945	6,741	3.0%	2,395	2,445	-2.0%	4,550	4,296	5.9%	65.5%	63.7%	94.3%	93.0%	2,274	2,262
Mountain	20,917	20,207	3.5%	6,513	6,443	1.1%	14,404	13,764	4.6%	68.9%	68.1%	95.9%	93.2%	1,400	1,361
New England	11,053	10,583	4.4%	3,900	4,042	-3.5%	7,153	6,541	9.4%	64.7%	61.8%	93.9%	96.1%	1,571	1,519
Northern California	17,064	15,926	7.1%	5,406	5,165	4.7%	11,658	10,761	8.3%	68.3%	67.6%	95.5%	95.1%	2,455	2,326
Southern California	17,581	16,899	4.0%	5,732	5,522	3.8%	11,849	11,377	4.1%	67.4%	67.3%	95.7%	96.5%	2,099	2,015
Texas	22,761	22,265	2.2%	9,572	9,321	2.7%	13,189	12,944	1.9%	57.9%	58.1%	93.0%	95.3%	1,499	1,455
Total Same Store	**137,369**	**133,272**	**3.1%**	**48,621**	**47,265**	**2.9%**	**88,748**	**86,007**	**3.2%**	**64.6%**	**64.5%**	**94.3%**	**94.6%**	**$ 1,740**	**$ 1,701**
Stabilized Non-Comparable															
Florida	2,702	44	N/A	1,053	168	N/A	1,649	(124)	N/A	61.0%	N/A	98.3%	N/A	$ 1,683	N/A
Northern California	5,714	639	N/A	1,959	558	N/A	3,755	81	N/A	65.7%	N/A	96.0%	N/A	3,156	N/A
Texas	5,442	4,226	N/A	2,153	1,809	N/A	3,289	2,417	N/A	60.4%	N/A	92.6%	N/A	1,590	N/A
Total Stabilized Non-Comparable	**13,858**	**4,909**	N/A	**5,165**	**2,535**	N/A	**8,693**	**2,374**	N/A	**62.7%**	N/A	**94.8%**	N/A	**$ 2,020**	N/A
Lease up (includes operating and development communities)															
New England	3	-	N/A	104	-	N/A	(101)	-	N/A	N/A	N/A	1.1%	N/A	N/A	N/A
Southern California	4	-	N/A	94	-	N/A	(90)	-	N/A	N/A	N/A	16.0%	N/A	N/A	N/A
Texas	2,732	-	N/A	3,277	9	N/A	(545)	(9)	N/A	N/A	N/A	58.0%	N/A	N/A	N/A
Total Lease up	**2,739**	-	N/A	**3,475**	**9**	N/A	**(736)**	**(9)**	N/A	N/A	N/A	**50.2%**	N/A	N/A	N/A
Acquisitions, Dispositions and Developments	**354**	**2,697**	N/A	**329**	**935**	N/A	**25**	**1,762**	N/A						
Total Portfolio	**$ 154,320**	**$ 140,878**	**9.5%**	**$ 57,590**	**$ 50,744**	**13.5%**	**$ 96,730**	**$ 90,134**	**7.3%**						

Note: Certain amounts from the Proportionate Operating Information and FFO differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rents and start up expenses)

© 2014 Monogram Residential Trust, Inc. 22

Operating Performance
Proportionate Share YTD Net Operating Income and Other Operating Metrics

(dollars in thousands) (unaudited)

	Rental Revenue			Property Operating Expenses			Net Operating Income			Operating Margin		Occupancy		Monthly Rental Rate Per Unit	
	YTD 3Q 2014	YTD 3Q 2013	% Change	YTD 3Q 2014	YTD 3Q 2013	% Change	YTD 3Q 2014	YTD 3Q 2013	% Change	YTD 3Q 2014	YTD 3Q 2013	YTD 3Q 2014	YTD 3Q 2013	YTD 3Q 2014	YTD 3Q 2013
Proportionate Share															
Same Store															
Florida	$ 5,639	$ 5,536	1.9%	$ 2,071	$ 2,025	2.3%	$ 3,568	$ 3,511	1.6%	63.3%	63.4%	92.8%	92.2%	$ 1,549	$ 1,523
Georgia	3,837	3,632	5.6%	1,502	1,453	3.4%	2,335	2,179	7.2%	60.9%	60.0%	94.7%	96.5%	1,391	1,329
Mid-Atlantic	14,855	14,852	0.0%	5,419	5,065	7.0%	9,436	9,787	-3.6%	63.5%	65.9%	93.6%	94.2%	1,947	1,989
Mid-West	6,945	6,741	3.0%	2,395	2,445	-2.0%	4,550	4,296	5.9%	65.5%	63.7%	94.3%	93.0%	2,274	2,262
Mountain	11,514	11,124	3.5%	3,585	3,547	1.1%	7,929	7,577	4.6%	68.9%	68.1%	95.9%	93.2%	1,400	1,361
New England	7,564	7,229	4.6%	2,719	2,825	-3.8%	4,845	4,404	10.0%	64.1%	60.9%	93.9%	96.1%	1,571	1,519
Northern California	11,147	10,415	7.0%	3,540	3,386	4.5%	7,607	7,029	8.2%	68.2%	67.5%	95.5%	95.1%	2,455	2,326
Southern California	9,672	9,297	4.0%	3,154	3,038	3.8%	6,518	6,259	4.1%	67.4%	67.3%	95.7%	96.5%	2,099	2,015
Texas	15,842	15,503	2.2%	6,586	6,439	2.3%	9,256	9,064	2.1%	58.4%	58.5%	93.0%	95.3%	1,499	1,455
Total Same Store	**87,015**	**84,329**	**3.2%**	**30,971**	**30,223**	**2.5%**	**56,044**	**54,106**	**3.6%**	**64.4%**	**64.2%**	**94.3%**	**94.6%**	**$ 1,740**	**$ 1,701**
Stabilized Non-Comparable															
Florida	1,498	24	N/A	584	93	N/A	914	(69)	N/A	61.0%	N/A	98.3%	N/A	$ 1,683	N/A
Northern California	5,714	639	N/A	1,959	558	N/A	3,755	81	N/A	65.7%	N/A	96.0%	N/A	3,156	N/A
Texas	5,442	4,226	N/A	2,153	1,809	N/A	3,289	2,417	N/A	60.4%	N/A	92.6%	N/A	1,590	N/A
Total Stabilized Non-Comparable	**12,654**	**4,889**	N/A	**4,696**	**2,460**	N/A	**7,958**	**2,429**	N/A	**62.9%**	N/A	**94.8%**	N/A	**$ 2,020**	N/A
Lease up (includes operating and development communities)															
New England	-	-	N/A	58	-	N/A	(58)	-	N/A	N/A	N/A	1.1%	N/A	N/A	N/A
Southern California	4	-	N/A	94	-	N/A	(90)	-	N/A	N/A	N/A	16.0%	N/A	N/A	N/A
Texas	1,516	-	N/A	1,817	5	N/A	(301)	(5)	N/A	N/A	N/A	58.0%	N/A	N/A	N/A
Total Lease up	**1,520**	-	N/A	**1,969**	**5**	N/A	**(449)**	**(5)**	N/A	N/A	N/A	**50.2%**	N/A	N/A	N/A
Acquisitions, Dispositions and Developments	**370**	**1,658**	N/A	**250**	**575**	N/A	**120**	**1,083**	N/A						
Total Portfolio	**$ 101,559**	**$ 90,876**	**11.8%**	**$ 37,886**	**$ 33,263**	**13.9%**	**$ 63,673**	**$ 57,613**	**10.5%**						

Note: Certain amounts from the Proportionate Operating Information and FFO differ from the amounts above due to adjustments for non-FFO items (e.g., straight-line rents and start up expenses)

© 2014 Monogram Residential Trust, Inc. 23

(dollars in thousands) (unaudited) Operating Performance Consolidated QTD and YTD Comparisons of Same Store Operating Expenses Same Store Properties Detailed Comparison by Major Operating Expense Categories Onsite management Dollar Change Q3 2014 Compared to Q3 2013 $ (63) Percent Change Q3 2014 Compared to Q3 2013 (1) -1.6% Dollar Change YTD Q3 2014 Compared to YTD Q3 2013 $ (8) Percent Change YTD Q3 2014 Compared to YTD Q3 2013 (1) -0.1% Marketing (54) -7.9% (242) -12.0% Maintenance, including expensed turnover costs (105) -3.3% (73) -0.8% Utilities (13) -0.7% 225 4.0% Insurance 149 26.4% 200 11.8% Real estate taxes (2) 299 5.2% 1,359 7.8% Other 22 13.7% (105) -22.4% Total Operating Expenses $ 235 1.5% $ 1,356 2.9% (1) A positive percent change represents an increase in expense and a negative percent change represents a decrease in expense. (2) Real estate tax increases for YTD Q3 2014 compared to YTD Q3 2013 primarily due to prior year recoveries of real estate taxes recognized in 2013. © 2014 Monogram Residential Trust, Inc. 24

Capital Deployment

Summary of Developments

(dollars in thousands) (unaudited)

as of September 30, 2014

Community	Ownership %	Actual/ Estimated Units	Actual/ Estimated Construction Start Date	Actual/ Estimated Date First Units	Actual/ Estimated Completion Date [1]	Estimated Stabilization Date [1]	Estimated Economic Cost per Unit	Occupancy	Percent Complete	Our Proportionate Share: Estimated Total Economic Costs	Our Proportionate Share: Economic Costs Incurred as of 9/30/2014	Our Proportionate Share: Projected NOI Yield at Stabilization
Operating Communities in Lease Up [2]												
Allusion West University - Houston, TX	55.5%	231	3Q 2012	1Q 2014	2Q 2014	4Q 2014	$ 171,787	79%	97%	$ 22,004	$ 21,389	6.67%
Arpeggio Victory Park - Dallas, TX	55.5%	377	3Q 2012	1Q 2014	3Q 2014	1Q 2015	151,481	63%	94%	31,666	29,700	6.89%
4110 Fairmount - Dallas, TX	55.5%	299	3Q 2012	2Q 2014	3Q 2014	1Q 2015	145,936	51%	94%	24,196	22,811	7.80%
Blue Sol - Costa Mesa, CA	100%	113	2Q 2013	3Q 2014	3Q 2014	1Q 2015	328,279	16%	91%	37,095	33,718	5.78%
Total Operating Communities in Lease Up		**1,020**					**174,041**	**58%**	**94%**	**114,961**	**107,618**	**6.84%**
Developments in Lease Up												
Everly - Wakefield, MA	55.5%	186	2Q 2013	3Q 2014	1Q 2015	2Q 2015	259,546	1%	85%	26,769	22,788	6.09%
Muse Museum District - Houston, TX	55.5%	270	1Q 2013	3Q 2014	1Q 2015	1Q 2015	176,580	41%	92%	26,437	24,328	6.67%
Total Developments in Lease Up		**456**					**210,422**	**25%**	**89%**	**53,206**	**47,116**	**6.38%**
Construction												
Point 21 - Denver, CO	55.5%	212	1Q 2013	4Q 2014	1Q 2015	3Q 2015	224,280	N/A	82%	26,365	21,503	6.22%
SEVEN - Austin, TX	55.5%	220	4Q 2012	1Q 2015	2Q 2015	3Q 2015	254,797	N/A	76%	31,083	23,717	6.45%
Cyan on Peachtree - Atlanta, GA	55.5%	329	4Q 2013	2Q 2015	3Q 2015	3Q 2016	205,713	N/A	59%	37,528	22,087	6.08%
Zinc - Cambridge, MA	55.5%	392	2Q 2013	3Q 2015	4Q 2015	1Q 2017	462,316	N/A	58%	100,491	58,776	5.80%
SoMa - Miami, FL	55.5%	418	4Q 2013	3Q 2015	4Q 2015	4Q 2016	235,182	N/A	54%	54,511	29,279	6.19%
1401 Mission - San Francisco, CA	55.5%	121	2Q 2014	4Q 2015	1Q 2016	2Q 2016	537,782	N/A	38%	36,082	13,757	4.81%
The Alexan - Dallas, TX	49.9%	365	3Q 2013	2Q 2015	1Q 2016	4Q 2016	247,560	N/A	43%	45,098	19,338	6.36%
The Verge - San Diego, CA	70.3%	444	4Q 2013	2Q 2015	1Q 2016	2Q 2017	277,322	N/A	46%	86,561	40,109	6.07%
Nouvelle - Tysons Corner, VA	55.5%	461	4Q 2013	4Q 2015	2Q 2016	2Q 2017	421,329	N/A	44%	107,702	47,366	6.23%
Shady Grove - Rockville, MD	100%	366	3Q 2014	2Q 2016	4Q 2016	4Q 2017	244,683	N/A	36%	89,554	32,179	6.10%
Total Construction		**3,328**					**304,436**	**N/A**	**50%**	**614,975**	**308,111**	**6.04%**
Pre-development												
Uptown Delray - Del Ray Beach, FL	55.5%	146	4Q 2014	2Q 2016	4Q 2016	1Q 2017	278,812	N/A	12%	22,572	2,681	6.30%
Huntington Beach - Huntington Beach, CA [3]	65.4%	510	2Q 2015	1Q 2017	1Q 2018	2Q 2018	320,385	N/A	22%	106,779	23,270	6.44%
Total Pre-development		**656**					**311,133**	**N/A**	**20%**	**129,351**	**25,951**	**6.42%**
Land Held for Future Development												
Renaissance Phase II - Concord, CA	55.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5,465	N/A
Total Developments		**5,460**					**$ 295,770**		**54%**	**$ 912,493**	**$ 494,261**	**6.21%**

(1) The estimated completion and stabilization dates are primarily based on contractual arrangements adjusted for certain events (e.g., weather delays, labor availability and change orders).
(2) These are communities included in the GAAP presentation in land, buildings and improvements but are not yet stabilized and still have some remaining development costs.
(3) The ownership percentage for Huntington Beach is based upon the economics assuming we proceed with the development.

© 2014 Monogram Residential Trust, Inc.
25

Capital Deployment Capital Deployment Capital Deployment Capital Deployment (dollars in thousands, except costs per unit) (unaudited) Acquisition and Disposition Summary as of September 30, 2014 © 2014 Monogram Residential Trust, Inc. 26 Purchase Purchase Number Purchase Price per Price Our Assumed Communities Acquired Location of Units Price 100% Unit Share Debt 2013 © 2014 Monogram Residential Trust, Inc. 26 Vara San Francisco, CA 202 $ 108,700 $ 538,119 $ 108,700 $ - © 2014 Monogram Residential Trust, Inc. 26 Gross Book Exit Communities Sold Location Number of Units 100% Gross Sales Price per Unit Our Share Cash Proceeds 100% Our Share Value at Time of Sale Capitalization Rate 2014 188 $ 52,855 $ 281,143 $ 29,308 $ 33,134 $ 18,373 $ 39,930 4.3% Tupelo Alley Portland, OR 2013 Grand Reserve Orange Orange, CT 168 35,300 210,119 35,300 34,273 34,273 25,747 5.2% Halstead Houston, TX 301 43,495 144,500 23,922 42,345 23,290 33,336 5.2% Cyan/PDX Portland, OR 352 95,750 272,017 52,663 95,514 52,533 81,610 3.6% (The Reserve at John’s Creek Walk (1) Johns Creek, GA 210 37,250 177,381 18,400 33,263 6,600 (29),(753 5.2%) (Total 1),(219 $ 264),(650 $ 217),(105 $ 159),(593 $ 238),(529 $ 135),(069 $ 210),(376 4.4%) (1) Our share of cash proceeds excludes the $23.3 million received upon pay-off of our bridge loan to John’s Creek Venture. © 2014 Monogram Residential Trust, Inc. 26

© 2014 Monogram Residential Trust, Inc. 29 (dollars in thousands, except per unit amounts) (unaudited) Three Months Ended September 30, Capital Deployment Capital Expenditures - Same Store Nine Months Ended September 30, © 2014 Monogram Residential Trust, Inc. 29 2014 2013 % Change 2014 2013 % Change Capital Expenditures - Same Store Recurring $ 586 $ 578 1.4% $ 1,547 $ 1,495 3.5% Non-Recurring 679 537 N/A 2,438 2,077 N/A Revenue Producing 166 71 N/A 307 293 N/A Total capital expenditures - Same Store $ 1,431 $ 1,186 20.7% $ 4,292 $ 3,865 11.0% Capital Expenditures per Unit - Same Store Recurring $ 70 $ 69 1.4% $ 185 $ 178 3.9% Non-Recurring 81 64 N/A 291 248 N/A Revenue Producing 20 9 N/A 36 35 N/A Total capital expenditures per unit - Same Store $ 171 $ 142 20.4% $ 512 $ 461 11.1% Capital Expenditures as a Percentage of Rental Revenue - Same Store Recurring 1.3% 1.3% 1.1% 1.1% Non-Recurring 1.5% 1.2% 1.8% 1.6% Revenue Producing 0.3% 0.1% 0.2% 0.2% Total capital expenditures as a percentage of rental revenue - Same Store 3.1% 2.6% 3.1% 2.9% © 2014 Monogram Residential Trust, Inc. 29

(dollars in thousands) (unaudited) Capitalization Debt Summary (dollars in thousands) (unaudited) Capitalization Debt Summary (dollars in thousands) (unaudited) Capitalization Debt Summary (dollars in thousands) (unaudited) Capitalization Debt Summary (dollars in thousands) (unaudited) Capitalization Debt Summary (dollars in thousands) (unaudited) Capitalization Debt Summary As of September 30, 2014 © 2014 Monogram Residential Trust, Inc. 29 Total Consolidated Balance (1) (2) Weighted Average Time to Maturity Weighted Average Contractual Interest Rate Proportionate Share of Contractual Balance (4) Percent of Total © 2014 Monogram Residential Trust, Inc. 29 Total Company Level Debt 112,160 4.9 years 3.57% 112,160 17.1% Company Level Debt Fixed Rate - Mortgages Payable $ 87,250 5.4 years 3.95% $ 87,250 13.3% Variable Rate - Construction Notes Payable - Recourse Debt (3) 14,910 3.2 years 2.26% 14,910 2.3% Credit Facility 10,000 2.5 years 2.23% 10,000 1.5% Co-Investment Venture Level Debt Fixed Rate - Mortgages Payable 834,279 3.4 years 3.73% 457,197 69.9% Variable Rate - Mortgages Payable 12,004 2.5 years 2.51% 6,602 1.0% Fixed Rate - Construction Notes Payable 47,626 2.7 years 4.17% 25,252 3.9% Variable Rate - Construction Notes Payable 95,804 2.9 years 2.26% 53,123 8.1% Total Co-Investment Venture Level Debt 989,713 3.3 years 3.59% 542,174 82.9% Total Debt $ 1,101,873 3.4 years 3.59% $ 654,334 100.0% Debt Maturities As of September 30, 2014 Proportionate © 2014 Monogram Residential Trust, Inc. 29 Aggregate Debt Maturities by Year Weighted Average Rate on Debt Maturities Share of Contractual Balance (4) © 2014 Monogram Residential Trust, Inc. 29 October through December 2014 3.60% $ 935 © 2014 Monogram Residential Trust, Inc. 29 2015 4.14% 46,248 2016 4.00% 101,363 2017 3.30% 144,907 2018 3.71% 142,994 Thereafter 3.38% 217,887 Total Debt Maturities 3.59% $ 654,334 (1) The amounts listed below are the contractual amounts on each loan at 100% regardless of the Companys’s ownership plus the unamortized adjustments from business combinations included in the GAAP amounts listed on the consolidated balance sheet. (2) All of the Company’s debt is secured debt. (3) The portion for which the Company has provided recourse guarantees. Non-guaranteed portion is included in Co-Investment Venture level. (4) Excludes certain GAAP consolidated costs, primarily related to unamortized adjustments from business combinations. © 2014 Monogram Residential Trust, Inc. 29

(dollars in thousands) (unaudited) Capitalization Debt Summary (dollars in thousands) (unaudited) Capitalization Debt Summary (dollars in thousands) (unaudited) Capitalization Debt Summary Consolidated Leverage Ratios © 2014 Monogram Residential Trust, Inc. 29 Three Months Ended September 30, Nine Months Ended September 30, © 2014 Monogram Residential Trust, Inc. 29 2014 2013 2014 2013 Fixed Charge coverage ratio Debt to EBITDA (1) Net Debt to EBITDA (1) 2.98x 9.33x 8.01x 2.97x 9.23x 7.79x 2.89x 9.86x 8.46x 3.13x 9.01x 7.60x Adjusted Financial Ratios - Excluding Development Activity Fixed Charge coverage ratio 3.31x 2.99x 3.12x 3.14x Debt to EBITDA (1) Net Debt to EBITDA (1) 7.99x 6.67x 9.07x 7.63x 8.44x 7.05x 8.85x 7.45x (1) EBITDA is annualized for last quarter and for nine months for the respective reporting periods. © 2014 Monogram Residential Trust, Inc. 29

(dollars in thousands) (unaudited) Capitalization Sources of Funds Available as of September 30, 2014 © 2014 Monogram Residential Trust, Inc. 30 Maximum Unfunded Remaining Commitments Commitments Commitment (Balance) Credit facility - 100% our share $ 150,000 $ 10,000 $ 140,000 $ - Construction notes payable - Proportionate Share (1) $ 200,113 $ 86,642 $ 113,471 $ - PGGM commitments (2) $ 300,000 $ 250,968 $ 36,279 $ 12,753 (1) Subsequent to September 30, 2014, we entered into three construction loans. Our proportionate share of the commitment is $139.8 million (current balance outstanding of $23.0 million). (2) PGGM’s remaining commitment would apply to future investments. © 2014 Monogram Residential Trust, Inc. 30

(unaudited) Equity Capitalization Preferred Stock, Common Stock and Common Stock Equivalents © 2014 Monogram Residential Trust, Inc. 34 © 2014 Monogram Residential Trust, Inc. 34 Shares/Units Outstanding as of September 30, 2014 Coupon Par Value per Share Liquidation Preference per Share © 2014 Monogram Residential Trust, Inc. 34 © 2014 Monogram Residential Trust, Inc. 34 Preferred Securities: (Series A Preferred Stock) 10,000 7.0% $ 0.0001 $ 10.00 © 2014 Monogram Residential Trust, Inc. 34 Common Stock and Common Stock Equivalents: Common stock 168,878,472 Dilutive securities: Series A Preferred Stock - Restricted stock units 248,691 Total common stock and common stock equivalents 169,127,163 © 2014 Monogram Residential Trust, Inc. 34

(dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value Income Statement Data (Proportionate Share) Three Months Ended September 30, 2014 Adjustments As Adjusted © 2014 Monogram Residential Trust, Inc. 34 Property revenue - stabilized portfolio (1) $ 33,679 $ - $ 33,679 © 2014 Monogram Residential Trust, Inc. 34 Less: Property operating expenses, excluding property management expenses (1) (11),(965)-(11),(965) Less: Assumed market rate property management fee @ 3% of revenue (1,010) - (1,010) © 2014 Monogram Residential Trust, Inc. 34 Adjusted property Net Operating Income Annualized adjusted property Net Operating Income Third party property management revenue (2) Third party asset management revenue (2) $ $ $ $ As of 20,704 $ - $ 82,815 $ - $ 674 $ - $ 399 $ - $ 20,704 82,815 674 399 © 2014 Monogram Residential Trust, Inc. 34 Development Data (Proportionate Share) September 30, 2014 Adjustments As Adjusted © 2014 Monogram Residential Trust, Inc. 34 Development (excludes land held for future development presented below) - Total Economic Costs incurred (3) Development - Total Potential Value Creation (4) $ 488,796 $ $ 225,757 $ - $ 488,796 - $ 225,757 © 2014 Monogram Residential Trust, Inc. 34 © 2014 Monogram Residential Trust, Inc. 34 Balance Sheet Data - Other Assets (Proportionate Share) Cash and cash equivalents $ 137,625 $ - $ 137,625 © 2014 Monogram Residential Trust, Inc. 34 Land Held for Future Development (5) 5),(465-5),(465) Master partnership promote due to the company (6) 18,658 - 18,658 Notes receivable (7) 57,838 57,838 Other tangible assets (8) 23),(002-23),(002) © 2014 Monogram Residential Trust, Inc. 34 Total Other Assets $ 242,588 $ - $ 242,588 © 2014 Monogram Residential Trust, Inc. 34 © 2014 Monogram Residential Trust, Inc. 34 Balance Sheet Data - Liabilities (Proportionate Share) Mortgages and notes payable (9) $ 645,284 $ 8,865 $ 654,149 © 2014 Monogram Residential Trust, Inc. 34 Credit facility payable 10,000 - 10,000 Convertible preferred stock (10) -100100) Development promote and put options, net (11) 20),(468-20),(468) Other tangible liabilities (12) 76),(149-76),(149) © 2014 Monogram Residential Trust, Inc. 34 Total Liabilities $ 751,901 $ 8,965 $ 760,866 © 2014 Monogram Residential Trust, Inc. 34 Other Data Common stock outstanding 168,878,472 Convertible preferred stock (13) - Restricted stock units outstanding 248,691 Fully diluted shares outstanding 169,127,163 (See Notes to Road Map to Net Asset Value on next page) © 2014 Monogram Residential Trust, Inc. 34

(dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value (dollars in thousands) (unaudited) Net Asset Value Road Map to Net Asset Value Notes to Road Map to Net Asset Value on page 32: © 2014 Monogram Residential Trust, Inc. 34 (1) Property revenue and property operating expenses - stabilized portfolio includes: Rental Revenue Property Operating Expenses © 2014 Monogram Residential Trust, Inc. 34 Same Store per page 21 $ 29,385 $ 10,453 © 2014 Monogram Residential Trust, Inc. 34 Stabilized Non-Comparable per page 21 4,294 1,512 © 2014 Monogram Residential Trust, Inc. 34 $ 33,679 $ 11,965 © 2014 Monogram Residential Trust, Inc. 34 (2) Represents property and asset management revenue associated with third party joint venture assets per page 9. (3) Development - Total Potential Value Creation is calculated as: © 2014 Monogram Residential Trust, Inc. 34 Total Developments per page 25 Economic Costs Incurred as of 9/30/2014 $ 494,261 © 2014 Monogram Residential Trust, Inc. 34 Less: Land held for future development per page 25 (5,465) $ 488,796 (4) Value creation is equal to projected future stabilized value less total Economic Costs. The projected future stabilized value is based on the projected annual NOI at stabilization, less capital reserves divided by the estimated current capitalization rate, increased by 10 bps for each year until stabilization. Total potential value creation represents the undiscounted total future value to be created at the stabilization date. (5) Land Held for Future Development per page 25. (6) Projected promote due to the company by PGGM based on estimated portfolio value. (7) Notes receivable is our proportionate share of the contractual principal balance as presented on page 17. (8) Other tangible assets include: Escrows and restricted cash $ 7,651 Resident, tenant and other receivables 11,328 Prepaid assets and deposits 3,981 Interest rate caps 42 © 2014 Monogram Residential Trust, Inc. 34 Total (9) Includes mark-to-market adjustment to mortgages and notes payable. $ 23,002 © 2014 Monogram Residential Trust, Inc. 34 (10) Liquidation value of convertible preferred stock calculated as 10,000 shares at a liquidation value of $10.00 per share. (11) Developer’s put options. No amounts currently attributable to developer promotes. (12) Other tangible liabilities include: Construction costs payable $ 48,505 Accounts payable and other liabilites 19,859 Distributions payable 4,903 Tenants security deposits 2,882 © 2014 Monogram Residential Trust, Inc. 34 Total $ 76,149 © 2014 Monogram Residential Trust, Inc. 34 (13) Potential dilution associated with the conversion of the outstanding Series A Preferred Stock utilizing the treasury stock method. Based on an estimated value per share of common stock of $10.41 (per the company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014), the Series A Preferred Stock is out-of-the-money. © 2014 Monogram Residential Trust, Inc. 34

Co-Investment Venture Partners
Information on Joint Ventures

(dollars in thousands) (unaudited)

As of September 30, 2014

Joint Venture Partner	Number of Multifamily Communities (1)	Range of Noncontrolling Interest Ownership %	GAAP Non -redeemable Noncontrolling Interest Balance	GAAP Redeemable Noncontrolling Interest Balance (2)	Unfunded Commitments
Stichting Depositary PGGM Private Real Estate Fund ("PGGM") (3)					
Stabilized operating portfolio - PGGM only	8	26% to 45%	$ 87,941	$ -	
Stabilized operating portfolio - includes other developer partners	4	0% to 45%	51,258	22,900	
Lease up operating portfolio - includes other developer partners	3	0% to 45%	30,301	3,895	
Development portfolio - PGGM only	2	45%	13,197	-	
Development portfolio - includes other developer partners	13	0% to 45%	205,742	-	
Total PGGM related joint ventures	30	0% to 45%	388,439	26,795	$ 36,279
Milky Way Partners, L.P. ("NPS") (4)					
Stabilized operating portfolio	14	45%	148,581	-	-
Developer partners (5)					
Development portfolio with developer partners only	2	0%	-	3,256	-
Total developer partners	2	0%	-	3,256	-
Subsidiary preferred units (6)			1,935	-	-
Total all joint venture partners	**46**		**$ 538,955**	**$ 30,051**	**$ 36,279**

(1) Certain multifamily communities include multiple joint venture partners that include PGGM and an additional developer partner. For purposes of the presentation in this table, the number of multifamily communities is included under PGGM and not under Developer partners to avoid double counting of those multifamily communities.

(2) Includes developer partner put options of $28.5 million which have been recorded as of September 30, 2014. The remaining $1.6 million represents initial capital invested by a developer partner on a construction project still in pre-development.

(3) Stichting Depositary PGGM Private Real Estate Fund ("PGGM") is a $225 billion Dutch foundation acting in its capacity as depositary of and for the account of PGGM Private Real Estate Funds and its affiliates, a real estate investment vehicle for Dutch pension funds. Ten year (through 2023) - $300 million commitment including operating and development properties. We and, under certain circumstances, PGGM have buy/sell rights, which if exercised by us, may require us to acquire PGGM's respective ownership interest or if exercised by PGGM, may require us to sell our respective ownership interest.

(4) Milky Way Partners, L.P. ("NPS"), the primary partner of which is Korea Exchange Bank, as Trustee for and on behalf of National Pension Service (acting for and on behalf of the National Pension Fund of the Republic of Korea Government, a $429 billion fund). We and, under certain circumstances, NPS have buy/sell rights, which if exercised by us, may require us to acquire NPS's respective ownership interest or if exercised by NPS, may require us to sell our respective ownership interest.

(5) Developer partners include national or regional real estate developer/owners. Generally, the developer partners have initial capital requirements until certain milestones are achieved, at which point their initial capital contributions are returned to them. The developer partners have a back-end interest generally only attributable to distributions related to a property sale or financings. The developer partners also have put options, one year after completion of the development where we (and in most cases PGGM) would be required to acquire their back-end interest at a set price as well as options to trigger a mark to market process after the seventh year after completion and a buy/sell after the tenth year. The amount of the put options range from $0.8 million to $6.4 million.

(6) Subsidiary preferred units issued in order for PGGM and NPS investments to qualify as a REIT. Units are callable at our option, paying an annual distribution of 12.5% on the face amount of $500 per unit.

© 2014 Monogram Residential Trust, Inc. 34

Definitions Capital Expenditures Non-Recurring Amounts capitalized in accordance with GAAP related to property upgrades and building improvements, such as remodeling, investments in longer-lived assets and infrequent or unscheduled expenditures that are not considered Revenue Producing such as roofs, lobby renovations and parking lots. Recurring Amounts capitalized in accordance with GAAP that help preserve but generally not increase the value and functionality of the community, such as replacements for appliances, carpeting and floorings, HVAC equipment and individual unit turnover costs. Repairs and maintenance amounts are expensed as incurred. Revenue Producing Amounts capitalized in accordance with GAAP that are expected to directly increase rental rates, such as major renovations and rehabilitations of units and common areas, improvements to leasable areas, retail tenant improvements and leasing. Costs related to developments and entire community rehabilitations are not included in Revenue Producing. Community Classifications Construction A multifamily community is considered under development and construction once we have signed a general contractors agreement and vertical construction has begun and ends once lease up has started. Communities under construction are classified as construction in progress for GAAP presentation. Land Held for Future Development Land held with no current significant development activity but may include development in the future is considered land held for future development. Lease up A multifamily community is considered in lease up when the community has begun leasing. A temporary certificate of occupancy may be obtained as units are completed in phases, and accordingly, lease up may occur prior to final completion of the building. Lease up communities are generally classified in construction in progress for GAAP presentation prior to substantial completion and are generally classified in land, buildings and improvements once substantially complete. Operating A multifamily community is considered operating when substantially constructed and capable of generating all significant revenue sources. At such time, the community is classified as land, buildings and improvements for GAAP presentation. Pre-development A multifamily community is considered in pre-development during finalization of budgets, permits and plans and ends once a general contractor agreement has been signed and vertical construction has begun. Same Store Our Same Store multifamily communities are defined as those that are stabilized and comparable for both the current and the prior reporting year. Stabilized We consider a property to be Stabilized upon the earlier of 90% occupancy or one year after completion. Stabilized communities that are not Same Store are described as non- comparable stabilized. Debt Classifications Co-Investment Venture Level Debt Co-Investment Venture level debt is defined as debt that is an obligation of the joint venture and is not an obligation or contingency for us but does allow us to increase our access to capital. Company Level Debt Company level debt is defined as debt that is a direct or indirect obligation of the Company or its wholly owned subsidiaries. Recourse Debt The portion for which the Company has provided recourse guarantees. The non-guaranteed portion is separately presented, usually as Co-Investment Venture Level. Normal “bad boy” provisions, e.g. bankruptcy, environmental, are not included as Recourse Debt. © 2014 Monogram Residential Trust, Inc. 37

Definitions EBITDA Earnings before interest, taxes, depreciation, amortization, transition expenses and other related non-recurring items. Economic Costs Represents costs for all on-site development and construction costs recognized for GAAP, but including certain items expensed for GAAP (primarily specific financing and operating expenses incurred during lease up) and excluding certain GAAP costs related to consolidated allocated costs, former sponsor-related fees and other non-cash capitalized cost items. Effective Ownership Effective ownership represents our share of contributed capital and may change over time as certain milestones related to budgets, plans and completion are achieved. This effective ownership is indicative of, but may differ from, percentages for distributions, contributions or financing requirements. Due to changes in distributable cash, Effective Ownership may be different than our Proportionate Share. Exit Capitalization Rate Related to dispositions of a community, calculated by dividing the trailing 12 month NOI by the effective gross sales price. Fee Income Our revenue collected from joint ventures related to property management, asset management and dispositions. Financial Ratios Debt (or Net Debt) to EBITDA Total debt divided by annualized EBITDA based on respective reporting period. Net debt presentations deduct cash and cash equivalents from the total debt amounts. Excluding Development Activity As developments prior to stabilization are not yet producing expected operating results but may have outstanding debt and related interest and other finance charges, we also present certain ratios without the related development debt, interest and other finance charges. Fixed Charge Income/loss from continuing operations, before gain on sale of real estate, adjusted for depreciation, amortization, federal and state income taxes, early extinguishment of debt, acquisition expenses, fair value adjustments, non cash and non-recurring (e.g., transition expenses). May be calculated on a consolidated basis or based on our proportionate share. Monthly Rental Rate Per Unit Monthly rental revenue per unit calculated based on the leases in effect as of the indicated date, including base rents for the occupied units, affordable housing payments and subsidies, and does not include other charges for storage, parking, pets, cleaning, clubhouse or other miscellaneous amounts. Operating Margin NOI divided by total revenue. Non-GAAP Measurements We use the following non-GAAP measurements to present different components of our performance. We believe this information is also useful to our investors in comparing our results to other real estate companies and trusts because they provide characteristics of our performance that reflect reality that real estate generally appreciates over time, which is not reflective in most depreciation methods, and focuses on operating results widely used by real estate investors. These non-GAAP measurements should not be considered as alternatives to net income (loss) presented in accordance with GAAP but as a supplemental performance measurement. Because these measurements may exclude certain cash flows or expenses, we caution that these measurements may not be representative of our current or future liquidity as presented in accordance with GAAP. There can be no assurance that our methods for computing these non-GAAP measurements is comparable with that of other real estate companies and trusts in all respects. A reconciliation for each non-GAAP measurement to the most applicable GAAP measurement is provided on pages 8 and 19. Funds from Operations (“FFO”) FFO Funds from operations (“FFO”) is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as currently defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with GAAP excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales (if any) and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, impairment write-downs of depreciable real estate or of investments in unconsolidated real estate partnerships, joint ventures and subsidiaries (if any) that are driven by measurable decreases in the fair value of depreciable real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures and subsidiaries and noncontrolling interests. May be calculated on a consolidated basis or based on our Proportionate Share. © 2014 Monogram Residential Trust, Inc. 37

Definitions

Non-GAAP Measurements, continued

Core FFO Core FFO is calculated starting from FFO adjusted for loss on early extinguishment of debt, acquisition expenses, contingent purchase price adjustments, gain or loss on derivative fair value adjustments and non-recurring expenses, such as transition expenses. May be calculated on a consolidated basis or based on our Proportionate Share.

Adjusted Core FFO ("AFFO") Adjusted Core FFO is calculated starting from Core FFO adjusted for Recurring Capital Expenditures, Straight-line rents and stock compensation expense. May be calculated on a consolidated basis or based on our Proportionate Share.

Net Operating Income ("NOI") Net Operating Income is calculated as total rental revenue less direct property operating expenses including real estate taxes. NOI does not include property management revenues, interest income, property management expenses, depreciation, interest and other finance expense, corporate general and administrative expenses, overhead allocations and other non-onsite operations. We provide NOI on a consolidated and proportional basis. The reconciliation of income (loss) from continuing operations to NOI is provided on page 18. The reconciliation of net income (loss) attributable to common stockholders to proportionate share of NOI is provided below for all periods presented:

	QTD 3Q 2014	QTD 3Q 2013	YTD 3Q 2014	YTD 3Q 2013
Net income (loss) attributable to common stockholders	$ (619)	$ (461)	$ 29	$30,782
Adjustments to reconcile Net income (loss) attributable to common stockholders to Proportionate Share of Net Operating Income:				
Add: real estate depreciation and amortization (page 8)	15,168	13,857	44,316	40,638
Less: gain on sale of real estate (page 8)	-	(12,788)	(8,964)	(43,084)
Less: total fee income (page 9 - QTD; page 10 - YTD)	(1,073)	(167)	(1,893)	(167)
Less: total other adjustments (page 9 - QTD; page 10 - YTD)	8,268	19,282	30,561	29,823
Less: net of straight-line rents, start up expenses, etc.	(87)	(125)	(376)	(379)
Proportionate Share of Net Operating Income (page 21 - QTD; page 23 - YTD)	$ 21,657	$19,598	$63,673	$57,613

Projected NOI Yield at Stabilization Projected NOI from the date the community is first stabilized for the following 12 months divided by the projected Economic Costs.

Occupancy Physical occupancy is defined as the residential units occupied for multifamily communities divided by the total number of residential units. All occupancy is presented on a consolidated basis.

Ownership Presentations

Consolidated Presentation in accordance with GAAP, where ownership interests that generally provide us the ability to control the operation are presented at 100% of the assets, liabilities and operations. Amounts related to Noncontrolling Interests are aggregated and adjusted in summary. In Proportionate Share presentations, the Noncontrolling Interest amounts are eliminated and replaced with our share.

Noncontrolling Interest The amounts attributable in a consolidation presentation to minority equity interests or owners without a controlling interest. In a proportionate presentation, these amounts are eliminated. GAAP recognizes two types of noncontrolling interests. **Non-redeemable Noncontrolling Interest** represents ownership interest that are not redeemable by the equity holders and are presented as part of permanent equity. **Redeemable Noncontrolling Interest** represents temporary equity not within our control, where the equity holder has the right to require their interest to be redeemed in cash. Our primary Redeemable Noncontrolling Interest is the put options exercisable by developer partners. Redeemable Noncontrolling Interests are presented in our consolidated balance sheet outside of permanent equity between debt and equity.

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Definitions Ownership Presentations, continued Proportionate Share A non-GAAP presentation of financial amounts at our effective cash share based on our participation in distributable cash. The amounts include our share of Unconsolidated Joint Ventures and excludes Noncontrolling Interest in consolidated joint ventures. Proportionate share presentations may be useful in analyzing our financial information by providing revenues, expenses, assets and liabilities attributable only to our shareholders. Unconsolidated Joint Venture In accordance with GAAP, investments in joint venture that are presented on the equity method of accounting, reporting net assets as a single net investment and operations as a single equity in earnings. In Proportionate Share presentations, the investment and the equity in earnings are eliminated and replaced with our share. Percent Complete To provide one measure of development status, calculated as Economic Costs incurred divided by total Economic Costs. PGGM Stichting Depositary PGGM Private Real Estate Fund (“PGGM”), a $225 billion Dutch foundation. Straight-line rents In accordance with GAAP, rental revenues are recorded evenly over the contractual period, irrespective of the timing of cash collections. The difference between the amount actually collected for a period and the straight-line amount is referred to as the Straight-line rent adjustment. This adjustment amount is reversed in presenting AFFO. Transition expenses Transition expenses include expenses related to our transition to self-management, primarily including legal, financial advisors, consultants, costs of the Company’s special committee of the board of directors, comprised of all of the Company’s independent directors (the “Special Committee”), general transition services (primarily related to staffing, name change, notices, transition-related insurance, information technology and facilities), expenses related to a listing on a national securities exchange and payments to our former advisor in connection with the transition to self-management. In accordance with GAAP, transition expenses not related to assets with a recoverable value are expensed as the service is performed. Unfunded Commitments Amounts under a contractual commitment that have not been funded. Unfunded Commitments do not include amounts related to fundings that are contingent on future events that are within our control. Year Built The date the community is substantially completed or renovated and ready for its intended use. © 2014 Monogram Residential Trust, Inc. 37